Exhibit 99.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of International Energy, Inc., a Nevada corporation that is filing a pre-effective amendment to its registration statement on Form S-1with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Charles Bell their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: December 25, 2008

By: /s/ Joanne Stephenson
Name: Joanne Stephenson
Title: Director

By: /s/ Derek J. Cooper
Name: Derek J. Cooper
Title: Director

By: /s/ Jatinder S. Bhogal
Name: Jatinder S. Bhogal
Title: Director